UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-31979

Date of Report: September 30, 2009

ARRAY BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1460811
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 WALNUT STREET, BOULDER, COLORADO 80301

(Address of principal executive offices)

(303) 381-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported by Array BioPharma Inc. (“Array”) on a Form 8-K filed with the Securities and Exchange Commission on August 17, 2009, Array entered into a Fifth Amendment to Loan and Security Agreement dated as of September 30, 2009 (the “Amendment”) with Comerica Bank (the “Bank”) pursuant to which certain provisions of the Loan and Security Agreement dated as of June 28, 2005 (as subsequently amended, the “Loan Agreement”) by and between Array and the Bank were amended. Under the terms of the Amendment, the maturity date for equipment advances and the term loan under the Loan Agreement was extended an additional 120 days to October 26, 2010, and the interest rate under the Loan Agreement was increased to 2.75% above the Bank’s Prime rate, which will never be below the Bank’s LIBOR rate. This summary is qualified in its entirety by the full Amendment, a copy of which is filed as Exhibit 1.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit No.	Document
1.1	Fifth Amendment to Loan and Security Agreement dated September 30, 2009 between the registrant and Comerica Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: October 5, 2009
/s/ R. Michael Carruthers
R. Michael Carruthers, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
1.1	Fifth Amendment to Loan and Security Agreement dated September 30, 2009 between the registrant and Comerica Bank